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                                                                    Exhibit 16.1

                       [Letterhead of Ernst & Young LLP]

June 10, 1999

Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the section titled "Change in Accountants" included in AGENCY.COM Ltd.'s Registration Statement on Form S-1 and are in agreement with the statements contained in such section. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                             Very truly yours,


                                             /s/ Ernst & Young LLP